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                                                                    EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Form S-3 Registration Statement and related Prospectus of eToys Inc. for the registration of 47,979,657 shares of its common stock and the incorporation by reference therein of our report dated April 26, 2000, with respect to the consolidated financial statements of eToys Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2000 as filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Los Angeles, California
June 21, 2000